Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-264573
and 333-264573-01
This Preliminary Prospectus Supplement and the accompanying Prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the Preliminary Prospectus Supplement is not complete and may be changed. This Preliminary Prospectus Supplement and the accompanying Prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 11, 2023
Prospectus Supplement
(To Prospectus dated May 11, 2022)
$

SOUTHERN COMPANY GAS CAPITAL CORPORATION

Series 2023A        % Senior Notes due                   ,      .

This is a public offering by Southern Company Gas Capital Corporation (the “Issuer”), a wholly-owned subsidiary of Southern Company Gas (the “Company” or the “Guarantor”), of $                      of its Series 2023A       % Senior Notes due                     ,       (the “Series 2023A Senior Notes”). Interest on the Series 2023A Senior Notes is payable semi-annually in arrears on                and                    of each year, beginning                       , 2024.
The Issuer may redeem the Series 2023A Senior Notes, in whole or in part, at any time and from time to time, at redemption prices as described under the caption “Description of the Series 2023A Senior Notes—Optional Redemption.”
The Guarantor will fully and unconditionally guarantee payment of the Series 2023A Senior Notes. The Series 2023A Senior Notes and the guarantee will be unsecured and unsubordinated obligations of the Issuer and the Guarantor, respectively, ranking equally with all the other unsecured and unsubordinated obligations from time to time outstanding of the Issuer and the Guarantor, respectively, and will be effectively subordinated to all secured indebtedness of the Issuer and the Guarantor, respectively, as described under the caption “Description of the Series 2023A Senior Notes—Ranking of Senior Notes and Guarantee.”
See “Risk Factors” on page S-1 for a description of certain risks associated with investing in the Series 2023A Senior Notes.

	Per Series 2023A Senior Note	Total
Initial Public Offering Price(1)%		$
Underwriting Discount	%	$
Proceeds, before expenses, to the Issuer	%	$
(1)  Plus accrued interest, if any, from the date of original issuance of the Series 2023A Senior Notes, which is expected to be September     , 2023.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.
The Series 2023A Senior Notes are expected to be delivered on or about September    , 2023 through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear system, or Clearstream Banking, S.A., Luxembourg (“Clearstream”).
Joint Book-Running Managers

BofA Securities	Citigroup	MUFG	Scotiabank

September    , 2023

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus Supplement, the accompanying Prospectus or any written communication from the Company or the Issuer or the underwriters specifying the final terms of the offering. None of the Company, the Issuer or any underwriter takes any responsibility for, nor can it provide any assurance as to the reliability of, any other information that others may give you. This Prospectus Supplement, the accompanying Prospectus and any written communication from the Company, the Issuer or the underwriters specifying the final terms of the offering is an offer to sell only the Series 2023A Senior Notes offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference or contained in this Prospectus Supplement, the accompanying Prospectus and any written communication from the Company, the Issuer or the underwriters specifying the final terms of the offering is current only as of its respective date.

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RISK FACTORS
Investing in the Series 2023A Senior Notes involves risk. In addition to the factors described below, please see the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), which is incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.
The guarantee of the Series 2023A Senior Notes by the Guarantor does not provide significant additional assurance of payment to the holders of the Series 2023A Senior Notes.
Upon issuance, the Series 2023A Senior Notes will be guaranteed by the Issuer’s parent company, the Guarantor, on a standalone basis, and will not be guaranteed by any of the Guarantor’s affiliates. The Guarantor is a holding company and has no operations separate from its investment in the Issuer and its other subsidiaries. Therefore, if the Issuer should be unable to meet its payment obligations with respect to the Series 2023A Senior Notes, it is unlikely that the Guarantor would be able to do so either. The Guarantor’s parent, The Southern Company (“Southern Company”), is not guaranteeing or otherwise becoming an obligor of the Series 2023A Senior Notes offered hereby.
The Issuer’s ability to pay the Series 2023A Senior Notes may be impaired if the Guarantor or its operating subsidiaries are unable to repay funds to the Issuer or to the Guarantor or if the operating subsidiaries are unable to pay dividends to the Guarantor.
The Issuer is a finance subsidiary with no independent operations or operating subsidiaries, and the Issuer’s immediate parent, the Guarantor, is a holding company with no independent operations. The Guarantor’s operations are carried out through its operating subsidiaries, none of which will guarantee the Series 2023A Senior Notes. This structure may limit the Issuer’s ability to obtain funds to make payments on the Series 2023A Senior Notes.
Funds the Issuer raises through its financing activities may be loaned to the Guarantor or its affiliates, or paid as dividends to the Guarantor, which dividends may in turn be dividended or loaned to or otherwise invested in the Guarantor’s affiliates. The Issuer’s ability to pay interest and principal on the Series 2023A Senior Notes primarily depends on the ability of the Guarantor and its subsidiaries to repay funds the Issuer has loaned them. In addition, the Guarantor’s ability to repay funds the Issuer has loaned to it or to otherwise invest funds in the Issuer for the purpose of paying the Series 2023A Senior Notes, or to satisfy its guarantee of the Series 2023A Senior Notes, depends on the ability of its subsidiaries to pay dividends to the Guarantor or repay loans from the Guarantor. A substantial portion of the Guarantor’s consolidated assets, earnings and cash flows is derived from the operations of its regulated utility subsidiaries, whose legal authority to pay dividends and make other distributions to the Guarantor is subject to regulation. The Guarantor’s utility subsidiary Northern Illinois Gas Company (“Nicor Gas”) is restricted by regulation in the amount it can dividend or loan to affiliates. Dividends by Nicor Gas to the Guarantor are allowed only to the extent of Nicor Gas’ retained earnings balance. Further, claims of some creditors of the Guarantor’s subsidiaries may have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Guarantor or the Issuer, including holders of the Series 2023A Senior Notes. The Series 2023A Senior Notes and the Guarantor’s guarantee thereof will be effectively subordinated to such creditors of the Guarantor’s subsidiaries.
AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports and other information with the Securities and Exchange Commission (the “Commission”). The Commission maintains a website that contains reports and other information regarding issuers including the Company that file electronically at http://www.sec.gov. Copies of certain information filed by the Company with the Commission are also available on the Company’s website at
http://www.southerncompanygas.com. The information on the Company’s website is not incorporated by reference into this Prospectus Supplement and should not be considered to be a part of this Prospectus Supplement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus Supplement and made a part of this Prospectus Supplement:
(a) the Form 10-K;
(b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023; and
(c) the Company’s Current Reports on Form 8-K dated January 3, 2023 and June 15, 2023.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus Supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus Supplement and made a part of this Prospectus Supplement from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.
SOUTHERN COMPANY GAS CAPITAL CORPORATION
The Issuer is a wholly-owned subsidiary of the Guarantor. The Issuer provides financing to the Guarantor on an ongoing basis through a commercial paper program, the issuance of various debt and other financing arrangements. The Issuer’s senior notes are guaranteed by the Guarantor, but not any of its affiliates (including Southern Company). The Issuer’s principal address is 3535 Colonnade Parkway, Birmingham, Alabama 35243, and its telephone number is (205) 992-0230.
SOUTHERN COMPANY GAS
The Company is a wholly-owned subsidiary of Southern Company. The Company is an energy services holding company whose primary business is the distribution of natural gas in four states—Illinois, Georgia, Virginia and Tennessee—through its four natural gas distribution utilities. At December 31, 2022, these utilities served approximately 4.4 million end-use customers.
The Company also is involved in several other businesses that are complementary to the distribution of natural gas.
The address of the Company’s principal executive offices is Ten Peachtree Place NE, Atlanta, Georgia 30309, and its telephone number is (404) 584-4000.
SELECTED FINANCIAL INFORMATION
The following selected financial information for the years ended December 31, 2020 through 2022 has been derived from the Company’s audited financial statements and related notes incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Selected financial information for the years ended December 31, 2018 and 2019 has been derived from the Company’s audited financial statements and related notes, which are not incorporated by reference in this Prospectus Supplement. The following selected financial data as of and for the six months ended June 30, 2023 has been derived from the Company’s unaudited consolidated financial statements and related notes, incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The information set forth below is qualified in its entirety by reference to and, therefore, should be read together with management’s discussion and analysis of results of operations and financial condition, the financial statements and related notes and other financial information incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The information set forth below does not reflect the issuance of the Series 2023A Senior Notes offered hereby or the use of proceeds therefrom. See “Use of Proceeds” in this Prospectus Supplement.

	Year Ended December 31,					Six Months Ended June 30,
	2018	2019	2020	2021	2022	2023(1)

Operating Revenues	$3,909	$3,792	$3,434	$4,380	$5,962	$2,728
Earnings Before Income Taxes	836	715	763	814	752	525
Net Income Attributable to Southern Company Gas	372	585	590	539	572	393

	Capitalization as of June 30, 2023
	Actual	As Adjusted(2)
	(Millions, except percentages)
Common Stockholder’s Equity	$10,738	$10,738	58.6%
Senior Notes, First Mortgage Bonds, Medium-Term Notes and Other Long-Term Debt(3)	7,172	7,297	39.8%
Non-Principal Long-Term Debt(4)	279	279	1.6%
Total Capitalization	$18,189	$18,314	100.0%
______________________________
(1)    Due to seasonal variations in demand for energy, operating results for the six months ended June 30, 2023 do not necessarily indicate operating results for the entire year.
(2)    Reflects an adjustment to “Senior Notes, First Mortgage Bonds, Medium-Term Notes, and Other Long-Term Debt” related to the issuance by Northern Illinois Gas Company in July 2023 of $50,000,000 aggregate principal amount of 5.28% Series First Mortgage Bonds due July 31, 2030 and $75,000,000 aggregate principal amount of 5.43% Series First Mortgage Bonds due July 31, 2035.
(3)    Does not include $150,000,000 aggregate principal amount of first mortgage bonds which Northern Illinois Gas Company has agreed to issue in a private placement, which issuance is expected to occur in October 2023.
(4)    Includes unamortized fair value adjustments; unamortized debt premium, net; and unamortized debt issuance costs.
USE OF PROCEEDS
The Company intends to use the net proceeds from the sale of the Series 2023A Senior Notes to repay all or a portion of (i) the Issuer’s commercial paper borrowings, which aggregated $428,000,000 as of September 8, 2023, and (ii) the $350,000,000 aggregate principal amount of the Issuer’s 2.450% Senior Notes due October 1, 2023. Any remaining net proceeds will be used for other general corporate purposes, which may include investment by the Company in its subsidiaries.
DESCRIPTION OF THE SERIES 2023A SENIOR NOTES
Set forth below is a description of the specific terms of the Series 2023A      % Senior Notes due                ,         . The Issuer will issue the Series 2023A Senior Notes under the Indenture, dated as of February 20, 2001, as heretofore supplemented and amended and as further supplemented and amended from time to time (the “Indenture”), by and among the Issuer, as issuer, the Guarantor, as guarantor, and Computershare Trust Company, N.A., as successor trustee (the “Senior Note Indenture Trustee”). The Indenture is more fully described under the caption “Description of Debt Securities” in the accompanying Prospectus. The following description of the particular terms of the Series 2023A Senior Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities included in the accompanying Prospectus under the caption “Description of Debt Securities.”
General
The Series 2023A Senior Notes will initially be issued in the aggregate principal amount of $                    and will bear interest at the annual rate of         % from the date of original issuance. Interest will be payable semi-annually in arrears on                   and                 of each year, beginning on              , 2024. Interest will be paid to the person in whose name a Series 2023A Senior Note is registered at the close of business on the preceding                 and                , respectively. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.
If any interest payment date, any redemption date or the stated maturity date, shall not be a business day, payment of amounts due thereon on such date may be made on the next succeeding business day, and if such payment is made or duly provided for on such business day, no interest shall accrue on such amounts for the period from and after such interest payment date, redemption date or stated maturity date, as the case may be, to such business day.
The Series 2023A Senior Notes will mature on                ,          . The Guarantor, but not any of its affiliates, will fully and unconditionally guarantee the payment of the Series 2023A Senior Notes to each holder thereof and to the Senior Note Indenture Trustee on behalf of each such holder.
The Series 2023A Senior Notes do not contain any sinking fund provisions.

Denominations
The Series 2023A Senior Notes will be issued in global form in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or any exchange of Series 2023A Senior Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Ranking of Senior Notes and Guarantee
The Series 2023A Senior Notes will rank equally in right of payment with each other and the Issuer’s other unsecured and unsubordinated obligations from time to time outstanding. In the case of failure by the Issuer to make due and punctual payment of the principal of (and premium, if any) and interest on the Series 2023A Senior Notes, the Guarantor agrees to cause such payment to be made when and as the same shall become due and payable. The Guarantor’s guarantee will similarly be an unsecured and unsubordinated obligation of the Guarantor. As of June 30, 2023, the Guarantor had approximately $5,172,000,000 of other unsecured and unsubordinated obligations outstanding.
Issuance of Additional Senior Notes
The Issuer may, without the consent of the holders of the Series 2023A Senior Notes, increase the principal amount of the Series 2023A Senior Notes by issuing additional Series 2023A Senior Notes in the future on the same terms and conditions (except for any differences in the price to the public, interest accrued prior to the issue date of the additional Series 2023A Senior Notes and, if applicable, the initial interest payment date), and with the same CUSIP number as the Series 2023A Senior Notes offered hereby. The Series 2023A Senior Notes offered by this Prospectus Supplement and the accompanying Prospectus and any additional Series 2023A Senior Notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional Series 2023A Senior Notes may be issued if any event of default has occurred with respect to the Series 2023A Senior Notes (except for Series 2023A Senior Notes authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of, other securities of the series pursuant to sections 304, 305, 306, 406 or 1206 of the Indenture and except for any Series 2023A Senior Notes which, pursuant to section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).
Optional Redemption
Prior to             ,           (      months prior to the maturity date of the Series 2023A Senior Notes) (the “Par Call Date”), the Issuer may redeem the Series 2023A Senior Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series 2023A Senior Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus      basis points less (b) interest accrued to the redemption date, and
(2) 100% of the principal amount of the Series 2023A Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Issuer may redeem the Series 2023A Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Series 2023A Senior Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—

one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The Issuer will give notice to The Depository Trust Company (“DTC”) of any redemption the Issuer proposes to make at least 10 days, but not more than 60 days, before the redemption date. If the Issuer redeems only some of the Series 2023A Senior Notes, it is the practice of DTC to determine by lot the amount of Series 2023A Senior Notes to be redeemed from each of its participating institutions. Notice by DTC to these participants and by participants to “street name” holders of indirect interests in the Series 2023A Senior Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.
Any redemption of the Series 2023A Senior Notes may be conditioned upon the occurrence of one or more conditions precedent.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Series 2023A Senior Notes or portions of the Series 2023A Senior Notes called for redemption.
Book-Entry Only Issuance—The Depository Trust Company
DTC will act as the initial securities depository for the Series 2023A Senior Notes. The Series 2023A Senior Notes offered hereby will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global Series 2023A Senior Notes certificates will be issued, representing in the aggregate the total principal amount of Series 2023A Senior Notes, and will be deposited with the Senior Note Indenture Trustee on behalf of DTC. Investors may hold interests in the Series 2023A Senior Notes offered hereby through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear or Clearstream.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds and provides asset servicing for over 3.5 million issues of United States and non-United States equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct and Indirect Participants are on file with the Commission. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this Prospectus Supplement.
Purchases of Series 2023A Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series 2023A Senior Notes on DTC’s records. The ownership interest of each actual purchaser of each Series 2023A Senior Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series 2023A Senior Notes. Transfers of ownership interests in the Series 2023A Senior Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series 2023A Senior Notes, except in the event that use of the book-entry system for the Series 2023A Senior Notes is discontinued.
To facilitate subsequent transfers, all Series 2023A Senior Notes deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Series 2023A Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series 2023A Senior Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Series 2023A Senior Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the Series 2023A Senior Notes are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such Series 2023A Senior Notes to be redeemed.
Although voting with respect to the Series 2023A Senior Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Series 2023A Senior Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Series 2023A Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments on the Series 2023A Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Issuer or the Senior Note Indenture Trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Direct or Indirect Participant and not of DTC or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
Except as provided herein, a Beneficial Owner of a global Series 2023A Senior Note will not be entitled to receive physical delivery of Series 2023A Senior Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Series 2023A Senior Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Series 2023A Senior Note.

DTC may discontinue providing its services as securities depository with respect to the Series 2023A Senior Notes at any time by giving reasonable notice to the Issuer. Under such circumstances, in the event that a successor securities depository is not obtained, Series 2023A Senior Notes certificates will be required to be printed and delivered to the holders of record. Additionally, the Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the Series 2023A Senior Notes. The Issuer understands, however, that under current industry practices, DTC would notify its Direct and Indirect Participants of the Issuer’s decision, but will only withdraw beneficial interests from a global Series 2023A Senior Note at the request of each Direct or Indirect Participant. In that event, certificates for the Series 2023A Senior Notes will be printed and delivered to the applicable Direct or Indirect Participant.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Issuer believes to be reliable, but none of the Issuer, the Guarantor and any underwriter takes any responsibility for the accuracy thereof. None of the Issuer, the Guarantor and any underwriter has any responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
Global Clearance and Settlement Procedures
Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective United States depositaries.
Because of time-zone differences, credits of Series 2023A Senior Notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Series 2023A Senior Notes settled during such processing will be reported to the relevant Clearstream participant or Euroclear system participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Series 2023A Senior Notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS
The following summary describes certain United States federal income tax considerations relevant to the acquisition, ownership and disposition of the Series 2023A Senior Notes by Non-United States Holders (as defined below), and insofar as it relates to matters of United States federal income tax laws and regulations or legal conclusions with respect thereto, constitutes the opinion of the Issuer’s tax counsel, Troutman Pepper Hamilton Sanders LLP. The following discussion does not purport to be a complete analysis of all potential United States federal income tax considerations. This discussion only applies to Series 2023A Senior Notes that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in the initial offering at the initial offering price, by Non-United States Holders. This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. This discussion does not describe all of the United States federal income tax considerations that may be relevant to Non-United States Holders in light of their particular circumstances or to Non-United States Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, “controlled foreign corporations”, “passive foreign investment companies”, partnerships or other pass-through entities for United States federal income tax purposes, traders or dealers in securities or commodities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Series 2023A Senior Notes being taken into account in an applicable financial statement, persons holding Series 2023A Senior Notes as part of a hedge or other integrated transaction, or certain former citizens or residents of the United States or foreign persons eligible for benefits under an applicable income tax treaty with the United States.
The Issuer has not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Series 2023A Senior Notes or that any such position would not be sustained in court.
For purposes of this summary, a “Non-United States Holder” means a beneficial owner of a Series 2023A Senior Note (other than a partnership or other entity or arrangement treated as a partnership) that, for United States federal income tax purposes, is not a United States person described in (i), (ii), (iii) or (iv) (a “United States Person”); (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States Person. If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, beneficially owns the Series 2023A Senior Notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially own the Series 2023A Senior Notes should consult their tax advisors as to the particular United States federal income tax considerations relevant to the acquisition, ownership and disposition of the Series 2023A Senior Notes applicable to them.
Interest
It is anticipated, and this discussion assumes, that the Series 2023A Senior Notes will not be issued with more than a de minimis amount of original issue discount. Except if interest on the Series 2023A Senior Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and subject to the potential backup withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding summarized below, a Non-United States Holder generally will not be subject to United States federal income or withholding tax on payments of interest on the Series 2023A Senior Notes provided that such Non-United States Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote, (B) is not a controlled foreign corporation that is related to the Issuer directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-United States Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States Person or (y) a securities clearing organization or certain other financial institutions holding the Series 2023A Senior Notes on behalf of the Non-United States Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes the Issuer or its paying agent with a copy thereof. In addition, the Issuer or its paying agent must not have actual knowledge or reason to know that the beneficial owner of the Series 2023A Senior Notes is a United States Person.
If interest on the Series 2023A Senior Notes is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States, but such Non-United States Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Series 2023A Senior Notes generally will be subject to United States withholding tax at a 30% rate (or a lower applicable treaty rate).
If interest on the Series 2023A Senior Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-United States Holder generally will be subject to United States federal income tax on a net income basis at the rate applicable to United States Persons generally (and, with respect to corporate Non-United States Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty branch profits tax rate)). If interest on the Series 2023A Senior Notes is effectively connected with the conduct by a Non-United States Holder of a trade or business within the United States, such interest payments will not be subject to United States withholding tax so long as the Non-United States Holder provides the Issuer or its paying agent with the appropriate documentation (generally an IRS Form W-8ECI).
Sale or Other Taxable Disposition of the Series 2023A Senior Notes
Subject to the “—Information Reporting and Backup Withholding” and “—FATCA Withholding” summaries below, a Non-United States Holder generally will not be subject to United States federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Series 2023A Senior Notes. A Non-United States Holder will also generally not be subject to United States federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-United States Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-United States Holder that is a nonresident alien individual, such Non-United States Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Series 2023A Senior Notes generally will be subject to United States federal income taxation in the same manner as if such gain or loss were recognized by a United States Person, and, in the case of a Non-United States Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-United States Holder will be subject to a 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the Series 2023A Senior Notes (after being offset by certain United States source capital losses).
To the extent the amount realized on a sale, exchange, redemption or other taxable disposition of the Series 2023A Senior Notes is attributable to accrued but unpaid interest on the Series 2023A Senior Notes, such amount generally will be subject to, or exempt from, tax to the same extent as described under the “—Interest” summary above.
Information Reporting and Backup Withholding
Information returns will be filed annually with the IRS in connection with the Issuer’s payment of interest on the Series 2023A Senior Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-United States Holder resides. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States Person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Series 2023A Senior Notes, and the Non-United States Holder may be subject to backup withholding tax (currently at a rate of 24%) on payments of interest on the Series 2023A Senior Notes or on the proceeds from a sale or other disposition of the Series 2023A Senior Notes. The certification procedures required to claim the exemption from the withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder may be allowed as a credit against the Non-United States Holder’s United States federal income tax liability or may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
FATCA Withholding
Under FATCA and additional guidance issued by the IRS, a United States federal withholding tax of 30% generally will apply to interest on a debt obligation paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), or (ii) a foreign entity that is a “non-financial foreign institution” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides the withholding agent with a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner of the entity, which generally includes any United States Person who directly or indirectly owns more than 10% of the entity, and certain other specified requirements are met. Certain Non-United States Holders located in a jurisdiction with an intergovernmental agreement with the United States governing FATCA may be subject to different rules. The Issuer will not be obligated to pay any additional amounts to "gross up" payments to holders as a result of any withholding or deduction for such taxes. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Interest”, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Non-United States Holders of the Series 2023A Senior Notes are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the Series 2023A Senior Notes.
Persons considering the purchase of Series 2023A Senior Notes are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of United States federal estate and gift tax laws, the potential application of the Medicare contribution tax on net investment income or the effect of any applicable foreign, state or local law.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions of an underwriting agreement (the “Underwriting Agreement”), the Issuer has agreed to sell to each of the underwriters named below (the “Underwriters”) for whom BofA Securities, Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc. are acting as representatives (the “Representatives”) and each of the Underwriters has severally agreed to purchase from the Issuer the principal amount of the Series 2023A Senior Notes set forth opposite its name below:

Underwriters	Principal Amount of Series 2023A Senior Notes
BofA Securities, Inc.	$
Citigroup Global Markets Inc.
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.

Total	$
The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Series 2023A Senior Notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Series 2023A Senior Notes offered hereby, if any of the Series 2023A Senior Notes are purchased. The offering of the Series 2023A Senior Notes by the Underwriters is subject to receipt and acceptance of the Series 2023A Senior Notes and subject to the Underwriters’ right to reject any order in whole or in part.
The Underwriters propose to offer the Series 2023A Senior Notes to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and may offer the Series 2023A Senior Notes to certain dealers at such price less a concession not in excess of       % of the principal amount per Series 2023A Senior Note. The Underwriters may allow, and such dealers may reallow, a concession not in excess of        % of the principal amount per Series 2023A Senior Note. After the initial public offering, the public offering price and other selling terms may be changed.
The Series 2023A Senior Notes are a new issue of securities with no established trading market. The Series 2023A Senior Notes will not be listed on any securities exchange or on any automated dealer quotation system. The Underwriters may make a market in the Series 2023A Senior Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 2023A Senior Notes or that an active public market for the Series 2023A Senior Notes will develop. If an active public trading market for the Series 2023A Senior Notes does not develop, the market price and liquidity of the Series 2023A Senior Notes may be adversely affected.
The Issuer has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The Issuer’s expenses associated with the offer and sale of the Series 2023A Senior Notes (not including the underwriting discount) are estimated to be $             .
The Issuer has agreed with the Underwriters, that during the period of 15 days from the date of the Underwriting Agreement, it will not sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Series 2023A Senior Notes, any security convertible into, exchangeable into or exercisable for the Series 2023A Senior Notes or any debt securities substantially similar to the Series 2023A Senior Notes (except for the Series 2023A Senior Notes issued pursuant to the Underwriting Agreement), without the prior written consent of the Representatives. This agreement does not apply to issuances of commercial paper or other debt securities with scheduled maturities of less than one year.
In order to facilitate the offering of the Series 2023A Senior Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series 2023A Senior Notes. Specifically, the Underwriters may over-allot in connection with this offering, creating short positions in the Series 2023A Senior Notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the Series 2023A Senior Notes, the Underwriters may bid for, and purchase, Series 2023A Senior Notes in the open market. Finally, the Underwriters may reclaim selling concessions allowed to the Underwriters or dealers for distributing Series 2023A Senior Notes in this offering, if the Underwriters repurchase previously distributed Series 2023A Senior Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series 2023A Senior Notes above independent market levels. The Underwriters are not required to engage in these activities and may end any of these activities at any time without notice.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
None of the Issuer, the Guarantor and any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series 2023A Senior Notes. In addition, none of the Issuer, the Guarantor and any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.
It is expected that delivery of the Series 2023A Senior Notes will be made, against payment for the Series 2023A Senior Notes, on or about September , 2023, which will be the         business day following the pricing of the Series 2023A Senior Notes. Under Rule 15c6-1 under the 1934 Act, purchases or sales of securities in the secondary market generally are required to settle within two business days (T+2), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of the Series 2023A Senior Notes who wish to trade the Series 2023A Senior Notes on the date of this Prospectus Supplement or the next succeeding          business day(s) will be required, because the Series 2023A Senior Notes will settle within          business days (T+   ), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series 2023A Senior Notes who wish to trade on the date of this Prospectus Supplement or the next succeeding          business day(s) should consult their own legal advisors.
Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, corporate trust and other commercial dealings in the ordinary course of business with the Issuer, the Guarantor and their affiliates, for which they have received and will receive customary compensation.
In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer, the Guarantor and their affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with the Issuer routinely hedge, and certain other of those Underwriters may hedge, their credit exposure to the Issuer consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Issuer’s securities, including potentially the Series 2023A Senior Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Series 2023A Senior Notes. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Certain of the Underwriters or their affiliates may hold a portion of the indebtedness that the Issuer intends to repay using all or a portion of the net proceeds from the sale of the Series 2023A Senior Notes. It is possible that one or more of the Underwriters or their affiliates could receive 5% or more of the net proceeds from the sale of the Series 2023A Senior Notes, and, in that case, such Underwriter would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. In the event of any such conflict of interest, such Underwriter would be required to conduct the distribution of the Series 2023A Senior Notes in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such Underwriter would not be permitted to confirm a sale of a Series 2023A Senior Note in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
Selling Restrictions
Canada
Each Underwriter has represented and agreed that the Series 2023A Senior Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series 2023A Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement or the accompanying Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The Series 2023A Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 as amended where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series 2023A Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series 2023A Senior Notes or otherwise making them available to any retail investor in the EEA, may be unlawful under the PRIIPs Regulation.
This Prospectus Supplement and the accompanying Prospectus have been prepared on the basis that any offer of the Series 2023A Senior Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Series 2023A Senior Notes. This Prospectus Supplement and the accompanying Prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Hong Kong
Each Underwriter has represented and agreed that the Series 2023A Senior Notes have not been and may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series 2023A Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series 2023A Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The Series 2023A Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has represented and agreed that it will not offer or sell any Series 2023A Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this paragraph means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
The Republic of Korea
The Series 2023A Senior Notes have not been and will not be registered with the Financial Services Commission of the Republic of Korea (“Korea”) under the Financial Investment Services and Capital Markets Act of Korea. Each Underwriter has represented and agreed that the Series 2023A Senior Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Series 2023A Senior Notes, the Series 2023A Senior Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Series 2023A Senior Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the Series 2023A Senior Notes, (c) the Series 2023A Senior Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, the subscription agreement and the offering circular and (e) the Issuer and the Underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Singapore
This Prospectus Supplement and the accompanying Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, the Underwriters have represented and agreed that they have not offered or sold any Series 2023A Senior Notes or caused the Series 2023A Senior Notes to be made the subject of an invitation for subscription or purchase nor will they offer or sell the Series 2023A Senior Notes or cause the Series 2023A Senior Notes to be made the subject of an invitation for subscription or purchase, nor have they circulated or distributed nor will they circulate or distribute this Prospectus Supplement, the accompanying Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series 2023A Senior Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Series 2023A Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)     a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Series 2023A Senior Notes under Section 275 except:
(1)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)     where no consideration is or will be given for the transfer;

(3)     where the transfer is by operation of law;
(4)     as specified in Section 276(7) of the SFA; or
(5)     as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Bonds) Regulations 2005 of Singapore.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Series 2023A Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAAN16: Notice on Recommendations on Investment Products).
Switzerland
This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Series 2023A Senior Notes. The Series 2023A Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Series 2023A Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Series 2023A Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Series 2023A Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
Each Underwriter has represented and agreed that the Series 2023A Senior Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, The Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Series 2023A Senior Notes in Taiwan.
United Arab Emirates
This Prospectus Supplement and the accompanying Prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.
This Prospectus Supplement and the accompanying Prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each Underwriter has represented and agreed that the Series 2023A Senior Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.
The issue and/or sale of the Series 2023A Senior Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise) and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.
United Kingdom
The Series 2021B Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Series 2023A Senior Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Series 2023A Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In the UK, this Prospectus Supplement and the accompanying Prospectus are only being distributed to and are only directed at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and/or (ii) who are high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) through (d) of the Order (all such persons together being referred to as “relevant persons”). The Series 2023A Senior Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Series 2023A Senior Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus Supplement and the accompanying Prospectus or any of their contents.
Each Underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Series 2023A Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series 2023A Senior Notes in, from or otherwise involving the UK.
EXPERTS
The consolidated financial statements and the related financial statement schedule of Southern Company Gas, except Southern Natural Gas Company, L.L.C. (Southern Company Gas' investment in which is accounted for by the use of the equity method), as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP as stated in their reports incorporated by reference herein. The consolidated financial statements of Southern Natural Gas Company, L.L.C. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 (not separately incorporated by reference herein) have been audited by BDO USA, LLP, as stated in their report incorporated by reference herein. Such consolidated financial statements and financial statement schedule of Southern Company Gas and the related reports are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent registered public accounting firms.

PROSPECTUS

$2,500,000,000
Southern Company Gas
Southern Company Gas Capital Corporation
Debt Securities
Guarantee of Debt Securities
Junior Subordinated Notes
Guarantee of Junior Subordinated Notes

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The specific terms of these securities will be provided in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of securities offered by this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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May 11, 2022

ABOUT THIS PROSPECTUS
This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “1933 Act”). Under the shelf process, Southern Company Gas Capital Corporation (the “Issuer”) and Southern Company Gas (the “Company” or the “Guarantor” and, together with the Issuer, the “registrants”) may sell, in one or more transactions,
•debt securities of the Issuer (the “debt securities”), guaranteed by the Guarantor, or
•junior subordinated notes of the Issuer (the “junior subordinated notes”), guaranteed by the Guarantor in a total dollar amount not to exceed $2,500,000,000. This Prospectus provides a general description of those securities. Each time the Issuer and the Guarantor sell securities, they will provide a prospectus supplement that will contain specific information about the terms of that offering (the “Prospectus Supplement”). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information under the heading “Available Information.”
RISK FACTORS
Investing in the securities offered hereby involves risk. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus.
AVAILABLE INFORMATION
The registrants have filed with the Commission a registration statement on Form S-3 (the “Registration Statement,” which term encompasses any amendments to the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers including the Company that file electronically at http://www.sec.gov. Copies of certain information filed by the Company with the Commission are also available on the Company’s website at http://www.southerncompanygas.com. The Company is not incorporating by reference the contents of such website into this Prospectus and such contents should not be considered to be a part of this Prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:
(a) the Form 10-K; and
(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement and subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents; provided, however, that the Company is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated by reference in this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Barbara P. Christopher, Corporate Secretary, Southern Company Gas, Ten Peachtree Place, N.E., Atlanta, Georgia 30309, telephone (404) 584-4000.
SOUTHERN COMPANY GAS
The Company is an energy services holding company whose primary business is the distribution of natural gas in four states - Illinois, Georgia, Virginia, and Tennessee - through natural gas distribution utilities. The Company is also involved in several other businesses that are complementary to the distribution of natural gas. The Company was incorporated under the laws of the State of Georgia on November 27, 1995 for the primary purpose of becoming the holding company for Atlanta Gas Light, which was founded in 1856. The principal executive office of the Company is located at Ten Peachtree Place, N.E., Atlanta, Georgia 30309, and its telephone number is (404) 584-4000.
SOUTHERN COMPANY GAS CAPITAL CORPORATION
The Issuer is a wholly-owned subsidiary of the Company. The Issuer provides financing for the Company on an ongoing basis through a commercial paper program, the issuance of various debt and hybrid securities and other financing arrangements. The principal executive office of the Issuer is located at 3535 Colonnade Parkway, Birmingham, Alabama 35243, and its telephone number is (404) 584-4000.
FINANCIAL STATEMENTS OF THE ISSUER AND ACCOUNTING TREATMENT
There are no separate financial statements of the Issuer in this Prospectus. The registrants do not believe such financial statements would be helpful because:
•The Issuer is a wholly-owned subsidiary of the Company, and the financial information of the Issuer is included with the consolidated financial statements and financial information of the Company, which is filed under the 1934 Act.
•The Issuer does not have any independent operations other than providing for the ongoing financing needs of the Company.
•The obligations of the Issuer will be fully and unconditionally guaranteed by the Company.
The Issuer is not, and will not become, subject to the information reporting requirements of the 1934 Act.
USE OF PROCEEDS
Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Issuer from the sale of the debt securities or the junior subordinated notes will be used to pay scheduled maturities and/or refundings of securities of the Company or its subsidiaries, to repay short-term indebtedness of the Company or its subsidiaries to the extent outstanding and for other general corporate purposes, including the investment by the Company in its subsidiaries.
DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued by the Issuer under an indenture (the “Senior Note Indenture”) dated as of February 20, 2001, as heretofore supplemented and amended and as further supplemented and amended from time to time, among the Issuer, the Guarantor and Computershare Trust Company, N.A., as successor trustee (the “Senior Note Indenture Trustee”). The debt securities will be guaranteed by the Guarantor under the guarantees described below.
The following description of the terms of the debt securities and the guarantees summarizes the material terms that will apply to the debt securities and the guarantees. The description is not complete, and is qualified by the Senior Note Indenture, a copy of which is an exhibit to the registration statement of which this Prospectus is a part. In the discussion below, the applicable section in the Senior Note Indenture has been noted following the paragraph in which it is summarized. The referenced section of the Senior Note Indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

General
The Senior Note Indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that the debt securities may be issued from time to time in series. The debt securities will be unsecured and will rank on parity with all of the Issuer’s other unsecured and unsubordinated indebtedness, unless otherwise provided in a Prospectus Supplement.
The Prospectus Supplement and any related pricing supplement will describe certain terms of the offered debt securities, including:
•the title of the offered debt securities;
•any limit on the aggregate principal amount of the offered debt securities;
•the person or persons to whom interest on the offered debt securities shall be payable on any interest payment date if other than the person in whose name the offered debt security is registered on the regular record date;
•the date or dates on which the principal of the offered debt securities is payable;
•the rate or rates (or manner in which interest is to be determined) at which the offered debt securities will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered debt securities on any interest payment date;
•the periods within which, the prices at which and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at the Issuer’s option;
•the Issuer’s obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provision or at the option of the holder, the period or periods within which, and the price or prices at which and the terms and conditions upon which such offered debt securities will be redeemed or purchased;
•whether the offered debt securities are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for such global notes; and
•any events of default (in addition to those specified in the Senior Note Indenture) or other terms and conditions with respect to the offered debt securities that are not inconsistent with the terms of the Senior Note Indenture.
Unless otherwise provided in the Prospectus Supplement or a pricing supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.
One or more series of debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which, at the time of issuance, is below market rates) to be sold at a substantial discount below their stated principal amount. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.
The Senior Note Indenture provides that all debt securities of any one series need not be issued at the same time and that the Issuer may, from time to time, issue additional debt securities of a previously issued series. In addition, the Senior Note Indenture provides that the Issuer may issue debt securities with terms different from those of any other series of debt securities and, within a series of debt securities, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ.
Payment of Notes; Transfers; Exchanges
Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date relating to such interest payment date. However, if there has been a default in the payment of interest on any debt security, such defaulted interest may be payable to the holder of such debt security as of the close of business on a date selected by the Senior Note Indenture Trustee not more than 15 days and not less than 10 days prior to the date the Issuer proposes for payment of such defaulted interest. (See Section 307.)
Principal of, and premium and interest, if any, on the debt securities will be payable at the office of the Senior Note Indenture Trustee designated for such purpose or at any paying agency the Issuer maintains for such purpose. The Issuer may appoint one or more paying agents and may remove any paying agent, all in its discretion. The applicable Prospectus Supplement will identify any paying agent appointed.
The transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of authorized denominations and of like tenor and aggregate principal amount, at the office of the Senior Note

Indenture Trustee designated for such purpose or at any paying agency the Issuer maintains for such purpose. The Issuer may appoint one or more additional security registrars or transfer agents and may remove any security registrar or transfer agent, all in its discretion. The applicable Prospectus Supplement will identify any additional security registrar or transfer agent appointed.
No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuer will not be required:
•to issue, register the transfer of or exchange debt securities during the period of 15 days prior to giving any notice of redemption or
•to issue, register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)
Redemption
Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable Prospectus Supplement. In accordance with the terms of the Senior Note Indenture, unless otherwise indicated in a board of directors resolution, officers’ certificate pursuant to a board resolution, or the supplemental indenture authorizing the debt securities related to the relevant series, debt securities will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the debt securities of any series are to be redeemed, the particular debt securities will be selected by the security registrar by such method as the Senior Note Indenture Trustee deems fair and appropriate. (See Sections 403 and 404.)
Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the paying agent, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium and interest, if any, on such debt securities and that if such money or a notice of delay has not been received, the notice of redemption will be of no force or effect, and the Issuer will not be required to redeem such debt securities. (See Section 404.)
Events of Default
The following are events of default under the Senior Note Indenture with respect to debt securities of any series:
•failure to pay any interest on any debt security within 30 days after the same becomes due and payable;
•failure to pay principal of or any premium on any debt security within three business days of when due;
•failure to perform, or breach of, any other covenant or warranty in the Senior Note Indenture (other than a covenant or warranty included in the Senior Note Indenture solely for the benefit of one or more series of debt securities other than that series), continued for 90 days after written notice to the Issuer by the Senior Note Indenture Trustee or by the holders of at least 25% in principal amount of the outstanding debt securities to the Issuer and the Senior Note Indenture Trustee as provided in the Senior Note Indenture;
•certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization; and
•any other event of default provided with respect to the debt securities of that series. (See Section 801.)
No event of default with respect to the debt securities of one series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the Senior Note Indenture.
If an event of default (other than certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization) occurs and is continuing, either the Senior Note Indenture Trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the outstanding debt securities of that series to be due and payable immediately; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of debt securities, the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any of such series. (See Section 802.)
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of the debt securities of that series, waive any past default under the Senior Note Indenture with respect to the debt securities of that series, except a default in the payment of principal or premium or interest, if any, or in respect of a provision of the Senior Note Indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)
Remedies
At any time after the declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if:
•the Issuer or the Guarantor has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay:
a.all overdue interest on all debt securities of such series;
b.the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed hereof in such debt securities;
c.to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities; and
d.all amounts due to the Senior Note Indenture Trustee under the Senior Note Indenture; and
•any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Senior Note Indenture. (See Section 802.)
The Senior Note Indenture provides that, subject to the duty of the Senior Note Indenture Trustee during the continuance of an event of default to act with the required standard of care, the Senior Note Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Senior Note Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Senior Note Indenture Trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Note Indenture Trustee, or exercising any trust or power conferred on the Senior Note Indenture Trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series; and provided, further, that:
•such direction will not be in conflict with any rule of law or with the Senior Note Indenture and could not involve the Senior Note Indenture Trustee in personal liability in circumstances where reasonable indemnity would not be adequate; and
•the Senior Note Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 812.)
The right of a holder of any debt security of such series to institute a proceeding with respect to the Senior Note Indenture is subject to the following conditions precedent:
•the holder shall have previously given written notice to the Senior Note Indenture Trustee of a continuing event of default;
•the holders of not less than a majority in aggregate principal amount of the outstanding securities of all series in respect to which an event of default shall have occurred and be continuing shall have made a written request to the Senior Note Indenture Trustee to institute proceedings in respect of the event of default;
•the holders shall have offered to the Senior Note Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
•the Senior Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceedings; and
•the Senior Note Indenture Trustee shall have not received direction inconsistent with the written request during the 60 day period by the holders of a majority in aggregate principal amount of the outstanding securities of all series in respect of which an event of default shall have occurred. (See Section 807.)

However, each holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Section 808.) The Senior Note Indenture provides that the Senior Note Indenture Trustee, within 90 days after the occurrence of any default thereunder with respect to the debt securities of a series, is required to give the holders of the Senior Note Indenture securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any debt securities of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the Senior Note Indenture Trustee may withhold such notice if the Senior Note Indenture Trustee determines that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the third bullet point under “—Events of Default”, no such notice shall be given to such holders until at least 75 days after the occurrence thereof. (See Section 902.)
The Senior Note Indenture requires the Issuer to annually furnish to the Senior Note Indenture Trustee a statement as to its performance of certain obligations and as to any default in such performance. The Senior Note Indenture also requires the Issuer to notify the Senior Note Indenture Trustee of any event of default within ten days after certain of its officers obtain actual knowledge thereof. (See Section 606.)
Modification, Waiver and Amendment
Certain modifications and amendments of the Senior Note Indenture may be made by the Issuer, the Guarantor and the Senior Note Indenture Trustee without the consent of the holders, including those which:
•evidence the assumption by any successor of the obligations of the Issuer or the Guarantor under the Senior Note Indenture or with respect to the debt securities;
•add to the covenants of the Issuer or the Guarantor for the benefit of the holders or surrender any of the rights of the Issuer or the Guarantor under the Senior Note Indenture;
•add any events of default, in addition to those specified in the Senior Note Indenture, with respect to any series of outstanding debt securities;
•change or eliminate any provision of the Senior Note Indenture or add any new provision to the Senior Note Indenture; provided, however, that if such change, elimination or addition will adversely affect the interests of holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under the Senior Note Indenture;
•provide collateral security for the debt securities;
•establish the form or terms of debt securities of any series;
•evidence the appointment of a separate or successor Senior Note Indenture Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Senior Note Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Senior Note Indenture by more than one Senior Note Indenture Trustee;
•provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;
•subject to certain conditions, change the place where debt securities may be transferred, exchanged or paid; or
•cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the Senior Note Indenture, provided such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)
Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is amended to require changes to the Senior Note Indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the Senior Note Indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the Senior Note Indenture, the Senior Note Indenture Trustee, the Issuer and the Guarantor may, without the consent of any holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.
Modifications and amendments of the Senior Note Indenture may be made by the Senior Note Indenture Trustee, the Issuer and the Guarantor with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series then outstanding under the Senior Note Indenture and affected by such modification or amendment, considered as one class; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding debt security affected thereby:
•change the stated maturity of the principal of, or any installment of principal of or interest, if any, on, any debt security;
•reduce the principal amount of, or premium or interest, if any, on, any debt security;
•reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof;
•change the currency in which any principal of, or premium or interest, if any, on, any debt security is payable;
•impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;
•reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Senior Note Indenture or for waiver of compliance with certain provisions of the Senior Note Indenture or for waiver of certain defaults;
•reduce the requirements for quorum or voting; or
•amend provisions of the Senior Note Indenture relating to waivers of covenants affecting the amount of securities that may be authenticated and delivered, waivers of past defaults and supplemental indentures requiring the consent of the holders.
A supplemental indenture which changes or eliminates any covenant or other provision of the Senior Note Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Senior Note Indenture of the holders of any other debt securities. (See Section 1202.)
Covenants; Consolidation, Merger and Sale of Assets
Each of the Issuer and the Guarantor will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of its respective properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements thereof to be made, all as, in its judgment, may be necessary so that its business may be properly conducted; provided, however, that the foregoing will not prevent the Issuer or the Guarantor from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its respective properties if such discontinuance is, in its judgment, desirable in the conduct of its business and will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 605.)
Subject to the provisions described in the next paragraph, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence and rights (charter and statutory) and its franchises; provided, however, that the Issuer and the Guarantor will not be required to preserve any such right or franchise if, in the judgment of the Issuer or the Guarantor, preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and the failure to preserve any such right or franchise will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 604.)
Each of the Issuer and the Guarantor may, without the consent of the holders of any of the outstanding debt securities under the Senior Note Indenture, merge into, consolidate with, or sell, lease or convey all or substantially all of its assets to a successor company organized under the laws of the United States, any state thereof or the District of Columbia, provided, however, that such successor company assumes its respective obligations on the debt securities and under the Senior Note Indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both would become an event of default, will have occurred and be continuing, and that the Issuer or the Guarantor, as the case may be, will have delivered to the Senior Note Indenture Trustee an opinion of counsel and an officer’s certificate as provided in the Senior Note Indenture. (See Section 1101.) The term “substantially all” when used in reference to the sale, lease or conveyance of such assets has not been interpreted under governing law to represent a specific quantitative test as applied to the Issuer or the Guarantor and, as a consequence, holders may not be able to determine when the Issuer or the Guarantor has entered into a transaction that sells, leases or conveys substantially all of its respective assets. As a result of this uncertainty, it may be difficult for the holders to determine whether such sale, lease or conveyance has occurred and whether to declare an event of default and exercise acceleration rights. Further, there could be a disagreement between the holders and the Issuer or the Guarantor over whether such a sale, lease or conveyance of assets qualifies as substantially all of the assets of the Issuer or the Guarantor. To the extent that the holders elect to exercise their rights under the Senior Note Indenture resulting from what the holders deem to be a sale, lease or conveyance of substantially all of the assets and the Issuer or the Guarantor contests such an election, there can be no assurances as to how a court would interpret the meaning of substantially all of the assets of the Issuer or the Guarantor.
Satisfaction and Discharge
The Issuer may terminate its obligations (except for certain specified surviving obligations described below) under the Senior Note Indenture with respect to debt securities of any series on the terms and subject to the conditions contained in the Senior Note Indenture, by depositing in trust with the Senior Note Indenture Trustee cash or eligible obligations (as defined below) (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series on or prior to their maturity or redemption date in accordance with the terms of the Senior Note Indenture and such debt securities. (See Section 701.)
The Senior Note Indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations) will be discharged and cancelled upon the satisfaction of certain conditions, including:
•the payment in full of the principal of (and premium, if any) and interest on all of the debt securities of such series or the deposit with the Senior Note Indenture Trustee of an amount in cash or eligible obligations (or a combination thereof) sufficient for such payment or redemption, in accordance with the Senior Note Indenture;
•the payment by the Issuer of all other sums required under the Senior Note Indenture; and
•the delivery of an officer’s certificate by the Issuer to the Senior Note Indenture Trustee stating that all conditions relating to the satisfaction and discharge of the Senior Note Indenture have been complied with. (See Section 702.)
Eligible obligations include:
•with respect to debt securities denominated in United States dollars, government obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and
•with respect to debt securities denominated in a currency other than United States dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such debt securities, as contemplated by the Senior Note Indenture.
Notwithstanding the satisfaction and discharge of the Issuer’s obligations under the Senior Note Indenture as described above, the following obligations of the Issuer and the Senior Note Indenture Trustee in respect of the Issuer’s debt securities shall survive:
•the obligation to execute, authenticate and deliver temporary securities (Section 304);
•the obligation to maintain a security register to provide for the registration of the debt securities and the registration of their transfer and exchange (Section 305);
•the obligation to execute, authenticate and deliver debt securities in exchange for mutilated securities surrendered to the Senior Note Indenture Trustee or in exchange for lost and stolen debt securities (Section 306);
•the obligation to give proper notice of redemption (Section 404);
•the obligation to give notice of a sinking fund payment date for the debt securities (Section 503);
•the obligation to maintain an office or agency where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or from the Issuer and the Guarantor may be served (Section 602);
•the obligation for money for debt securities payments to be held in trust (Section 603);
•obligations regarding satisfaction and discharge of the debt securities and the Senior Note Indenture and the application of trust money (Article Seven);
•obligations regarding compensation and reimbursement and indemnification of the Senior Note Indenture Trustee (Section 907); and

•the obligation of the Senior Note Indenture Trustee relating to the appointment of an authenticating agent (Section 914).
In order to terminate the Issuer’s obligations in respect of any series of debt securities, the Issuer must deliver to the Senior Note Indenture Trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.
Governing Law
The debt securities and the Senior Note Indenture will be governed by and construed in accordance with the laws of the State of New York.
Description of the Guarantees
The Guarantor will fully and unconditionally guarantee to each holder of debt securities and to the Senior Note Indenture Trustee and its successors the due and punctual payment of the principal of and premium, if any, and interest, if any, on the debt securities. The guarantees apply whether the payment is due at the maturity date of the debt securities, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of the Issuer under the Senior Note Indenture.
The guarantees will remain valid even if the Senior Note Indenture is found to be invalid. The Guarantor is obligated under the guarantees to pay any guaranteed amount immediately after the Issuer’s failure to do so.
Concerning the Senior Note Indenture Trustee
The Senior Note Indenture and Section 311 of the Trust Indenture Act contain limitations on the right of the Senior Note Indenture Trustee, should it become a creditor of the Issuer or the Guarantor, to obtain payment of claims, or to realize on property received in respect of any such claim as security or otherwise in cases where the Senior Note Indenture Trustee is, or has become, a direct or indirect creditor of the Issuer or the Guarantor within three months prior to or subsequent to an event of default. In such cases, unless and until such event of default is cured, the Senior Note Indenture Trustee must set apart and hold as a special account for the benefit of the Senior Note Indenture Trustee and the holders of the debt securities, an amount equal to any and all reductions in the amount due and owing to the Senior Note Indenture Trustee as a creditor calculated after the beginning of the three-month period; and all property received by the Senior Note Indenture Trustee in respect of any claim as a creditor after the beginning of the three-month period, or an amount equal to the proceeds of any such property, if the property has been disposed of. The Senior Note Indenture Trustee will be permitted to engage in other transactions with the Issuer and the Guarantor; provided, however, that if the Senior Note Indenture Trustee acquires any conflicting interest, it must eliminate such conflict or resign.
The Senior Note Indenture provides that, in case an event of default shall occur and be continuing, the Senior Note Indenture Trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its power.
The Senior Note Indenture Trustee may also serve as Subordinated Note Indenture Trustee (as defined herein). The Senior Note Indenture Trustee may serve as trustee under other indentures pursuant to which securities of the Issuer or certain affiliates of the Issuer are outstanding.
DESCRIPTION OF JUNIOR SUBORDINATED NOTES
The junior subordinated notes will be issued by the Issuer under an indenture (the “Subordinated Note Indenture”), as supplemented and amended from time to time, to be entered into by the Issuer, the Guarantor and the trustee named therein, as trustee (the “Subordinated Note Indenture Trustee”). The junior subordinated notes will be guaranteed by the Guarantor under the guarantees described below.
The following description of the terms of the junior subordinated notes and the guarantees summarizes the material terms that will apply to the junior subordinated notes and the guarantees. The description is not complete, and is qualified by the Subordinated Note Indenture, a form of which is an exhibit to the registration statement of which this Prospectus is a part. In the discussion below, the applicable section in the Subordinated Note Indenture has been noted following the paragraph in which it is summarized. The referenced section of the Subordinated Note Indenture and the definitions of capitalized terms are incorporated by reference in the following summary.
General
The Subordinated Note Indenture does not limit the aggregate principal amount of junior subordinated notes that may be issued thereunder and provides that junior subordinated notes may be issued from time to time in series. Each series of the junior subordinated notes will be unsecured and will rank on parity with all of the Issuer’s other unsecured and subordinated indebtedness, unless otherwise provided in a Prospectus Supplement. The junior subordinated notes are subordinated and junior in right of payment to all senior indebtedness (as defined below) of the Issuer. The Guarantor will guarantee, on a junior subordinated basis, the payment of the principal (and premium, if any) and interest on the junior subordinated notes, except that no payment of interest will be made under the guarantee for any period during which the Issuer has exercised its right to defer interest payment on the junior subordinated notes.
The Prospectus Supplement and any related pricing supplement will describe certain terms of the offered junior subordinated notes, including:
•the title of the offered junior subordinated notes;
•any limit on the aggregate principal amount of the offered junior subordinated notes;
•the person or persons to whom interest on the offered junior subordinated notes shall be payable on any interest payment date if other than the person in whose name the offered junior subordinated note is registered on the regular record date;
•the date or dates on which the principal of the offered junior subordinated notes is payable;
•the rate or rates (or manner in which interest is to be determined) at which the offered junior subordinated notes will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered junior subordinated notes on any interest payment date;
•the place or places where the principal of, premium, if any, on and interest, if any, on the offered junior subordinated notes is payable;
•the period or periods within which, the prices at which and the terms and conditions upon which the offered junior subordinated notes may be redeemed, in whole or in part, at the Issuer’s option;
•the Issuer’s obligation, if any, to redeem or purchase the offered junior subordinated notes pursuant to any sinking fund or analogous provision or at the option of a holder and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such offered junior subordinated notes will be redeemed or purchased;
•the portion of the principal amount of the offered junior subordinated notes of the series which is payable upon declaration of acceleration of the maturity, if other than the principal amount;
•any deletions from, modifications of or additions to the events of default or the covenants pertaining to the offered junior subordinated notes of the series, and any change in the rights of the trustee or holders of the offered junior subordinated notes;
•any additions to the definitions in the Subordinated Note Indenture with respect to the offered junior subordinated notes;
•whether the offered junior subordinated notes are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for the global notes; the terms and conditions, if any, on which the global note may be exchanged for certificated offered junior subordinated notes and the circumstances under which the exchange may occur, if other than in the manner provided for in the Subordinated Note Indenture; and the form of any legend or legends to be borne by any global note in addition to or instead of the legend referred to in the Subordinated Note Indenture;
•the right, if any, of the Issuer to defer interest payments or to extend the interest payment periods of the offered junior subordinated notes, including the maximum duration of any such deferral or deferrals or any such extension or extensions, the additional interest, if any, payable on the offered junior subordinated notes during any deferral or extension of the interest payment period and any notice that must be given upon the exercise of the right to defer interest payments or to extend interest payment periods;
•any restriction or condition on the transferability of the offered junior subordinated notes; and
•any other terms and conditions with respect to the offered junior subordinated notes that are not inconsistent with the terms of the Subordinated Note Indenture. (See Section 301.)
Unless otherwise provided in the Prospectus Supplement or a pricing supplement, the junior subordinated notes will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.

The Subordinated Note Indenture provides that all junior subordinated notes of any one series need not be issued at the same time and that the Issuer may, from time to time, issue additional junior subordinated notes of a previously issued series. In addition, the Subordinated Note Indenture provides that the Issuer may issue junior subordinated notes with terms different from those of any other series of junior subordinated notes and, within a series of junior subordinated notes, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ. (See Section 301.)
The Subordinated Note Indenture does not contain provisions that afford holders of junior subordinated notes protection in the event of a highly leveraged transaction involving the Issuer or the Guarantor.
Subordination
The junior subordinated notes are subordinated and junior in right of payment to all senior indebtedness (as defined below) of the Issuer and the Guarantor. No payment of principal of (including redemption payments, if any), or premium, if any, on or interest (including additional interest (as defined below)) on the junior subordinated notes may be made by the Issuer if:
•any senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceased to exist;
•the maturity of any senior indebtedness has been accelerated because of a default; or
•notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the senior indebtedness. (See Section 1303.)
Upon any payment or distribution of assets of the Issuer or the Guarantor to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Issuer or the Guarantor, the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness before the holders of the junior subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all senior indebtedness, the rights of the holders of the junior subordinated notes will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions applicable to such senior indebtedness until all amounts owing on the junior subordinated notes are paid in full. (See Sections 1302 and 1305.)
The term “senior indebtedness” means, with respect to an obligor:
•any payment due in respect of indebtedness of such obligor, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such obligor that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees;
•all capital lease obligations;
•all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations);
•all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
•all obligations of the type referred to in the preceding four bulleted clauses of other persons the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and
•all obligations of the type referred to in the preceding five bulleted clauses of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the junior subordinated notes and (2) any unsecured indebtedness between or among such obligor and its affiliates.
Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (See Section 101.)

The Subordinated Note Indenture does not limit the aggregate amount of senior indebtedness that may be issued by the Issuer or the Guarantor.  As of March 31, 2022, senior indebtedness of the Issuer and the Guarantor aggregated approximately $7.1 billion.
Additional Interest
“Additional interest” is defined in the Subordinated Note Indenture to include any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.
Payment and Paying Agents
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any junior subordinated notes will be made only against surrender to the paying agent of such junior subordinated notes. Principal of and interest on junior subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as the Issuer may designate from time to time. Payment of interest on junior subordinated notes on any interest payment date will be made to the person in whose name the junior subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as paying agent with respect to the junior subordinated notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.
All moneys paid to a paying agent for the payment of the principal of or interest on the junior subordinated notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Issuer, and the holder of such junior subordinated notes will from that time forward look only to the Issuer for payment of such principal and interest. (See Section 1003.)
Redemption
Any terms for the optional or mandatory redemption of the junior subordinated notes will be set forth in the applicable Prospectus Supplement. In accordance with the terms of the Subordinated Note Indenture, junior subordinated notes will be redeemable only upon notice to the Subordinated Note Indenture Trustee not less than 60 days prior to the date fixed for redemption and, if less than all of the junior subordinated notes of any series are to be redeemed, the particular junior subordinated notes will be selected by such method as the Subordinated Note Indenture Trustee deems fair and appropriate. (See Sections 1102 and 1103.)
The Issuer shall not be required to (i) issue, register the transfer of or exchange junior subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the junior subordinated notes of such series called for redemption or (ii) issue, register the transfer of or exchange any junior subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated note being redeemed in part. (See Section 303.)
Events of Default
The Subordinated Note Indenture provides that any one or more of the following described events with respect to the junior subordinated notes of any series, which has occurred and is continuing, constitutes an event of default with respect to the junior subordinated notes of such series:
•failure for 10 days to pay interest on the junior subordinated notes of the series, including any additional interest in respect of the junior subordinated notes of the series, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Issuer will not constitute a default in the payment of interest for this purpose;
•failure to pay principal of, or premium, if any, on or interest, including additional interest, on the junior subordinated notes of such series when due at maturity or upon earlier redemption;
•failure for three business days to deposit any sinking fund payment when due by the terms of a junior subordinated note of such series;
•failure to observe or perform any other covenant or warranty of the Issuer or the Guarantor in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of junior subordinated notes other than such series) for 90 days after written notice to the Issuer from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated notes of such series;
•certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantor; and
•any other default provided with respect to the junior subordinated notes of such series in the supplemental indenture authorizing the junior subordinated notes of such series. (See Section 501.)
The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the junior subordinated notes of such series. (See Section 512.) If a Subordinated Note Indenture event of default occurs and is continuing with respect to the junior subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated notes of such series may declare the principal amount of the junior subordinated notes due and payable immediately by notice in writing to the Issuer or the Guarantor (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable.
The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series may, on behalf of the holders of all the junior subordinated notes of such series, waive any past default with respect to the series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated note of such series affected. (See Section 513.)
Remedies
At any time after the declaration of acceleration with respect to the junior subordinated notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of that series, by written notice to the Issuer and the Subordinated Note Indenture Trustee, may rescind and annul such declaration and its consequences if:
•the Issuer or the Guarantor has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay:
a.all overdue interest (including additional interest) on all junior subordinated notes of the series;
b.the principal of and premium, if any, on any junior subordinated notes of the series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such junior subordinated notes;
c.to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest) at the rate or rates prescribed therefor in such junior subordinated notes; and
d.all amounts due to the Subordinated Note Indenture Trustee under the Subordinated Note Indenture; and
•all events of default with respect to the junior subordinated notes of such series, other than the non-payment of the principal of the junior subordinated notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Subordinated Note Indenture. (See Section 502.)
The indenture provides that, subject to the duty of the Subordinated Note Indenture Trustee during the continuance of an event of default to act with the required standard of care, the Subordinated Note Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Subordinated Note Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Subordinated Note Indenture Trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Note Indenture Trustee, or exercising any trust or power conferred on the Subordinated Note Indenture Trustee, with respect to the junior subordinated notes of that series; provided, however, that:
•such direction will not be in conflict with any rule of law or with the Subordinated Note Indenture and would not involve the Subordinated Note Indenture Trustee in personal liability in circumstances where reasonable indemnity could not be adequate, and
•the Subordinated Note Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 512.)

The right of a holder of any debt security of such series to institute a proceeding with respect to the Subordinated Note Indenture is subject to the following conditions precedent:
•the holder shall have previously given written notice to the Subordinated Note Indenture Trustee of a continuing event of default;
•the holders of not less than 25% in principal amount of the outstanding junior subordinated notes of that series shall have made a written request to the Subordinated Note Indenture Trustee to institute proceedings in respect of the event of default in its own name as Subordinated Note Indenture Trustee under the Subordinated Note Indenture;
•the holders shall have offered to the Subordinated Note Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
•the Subordinated Note Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•the Subordinated Note Indenture Trustee shall have not received direction inconsistent with the written request during the 60 day period by the holders of a majority in principal amount of the outstanding junior subordinated notes of that series in respect of which an event of default shall have occurred. (See Section 507.)
However, each holder has an absolute right to receive payment of principal and premium, if any, and interest, if any (including additional interest), when due and to institute suit for the enforcement of any such payment. (See Section 508.) The Subordinated Note Indenture provides that the Subordinated Note Indenture Trustee, within 90 days after the occurrence of any default thereunder with respect to the junior subordinated notes of a series, is required to give the holders of the junior subordinated notes of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any (including additional interest), on any junior subordinated notes of such series or in the payment of any sinking fund installment with respect to junior subordinated notes of such series, the Subordinated Note Indenture Trustee may withhold such notice if the Subordinated Note Indenture Trustee determines in good faith that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the fourth bullet point under “—Events of Default”, no such notice shall be given to such holders until at least 45 days after the occurrence thereof. (See Section 602.)
The Subordinated Note Indenture requires the Issuer and the Guarantor to annually furnish to the Subordinated Note Indenture Trustee a statement as to their performance of certain obligations and as to any default in such performance. The indenture also requires the Issuer to notify the Subordinated Note Indenture Trustee of any event which after notice or lapse of time or both would become an event of default, within five days after the occurrence of such event. (See Section 1007.)
Modification
The Subordinated Note Indenture contains provisions permitting the Issuer, the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the junior subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding junior subordinated note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any junior subordinated note, or reduce the principal amount of any junior subordinated note or the rate of interest (including additional interest) on any junior subordinated note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest on any junior subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any junior subordinated note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding junior subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding junior subordinated note that is affected, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the junior subordinated notes in a manner adverse to such holder. (See Section 902.)

In addition, the Issuer, the Guarantor and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of junior subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes. (See Section 901.)
Guarantee of Junior Subordinated Note Payments by the Guarantor
If an event of default shall have occurred and be continuing and shall be attributable to the failure of the Issuer to pay interest (or premium, if any) or principal of the junior subordinated notes on the due date, the Guarantor will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the junior subordinated notes, except that no payment of interest will be made under the junior subordinated note guarantee for any period during which the Issuer has exercised its right to defer interest payments on the junior subordinated notes.
The junior subordinated note guarantee will rank subordinate and junior in right of payment to all senior indebtedness of the Guarantor to the extent provided in the Subordinated Note Indenture. The right of the Guarantor to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor’s obligations under the junior subordinated note guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor’s subsidiaries, and claimants should look only to the assets of the Guarantor for payments thereunder. The junior subordinated note guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including senior indebtedness, whether under the Subordinated Note Indenture, any other indenture that the Guarantor may enter into in the future or otherwise. (See Section 1501.)
Consolidation, Merger and Sale
Neither the Issuer nor the Guarantor may consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of, and premium, if any, on and interest (including additional interest) on all the junior subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Issuer or the Guarantor, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and (3) the Issuer or the Guarantor, as the case may be, has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with. (See Section 801.)
Governing Law
The Subordinated Note Indenture and the junior subordinated notes will be governed by and construed in accordance with the internal laws of the State of New York. (See Section 112.)
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to an event of default with respect to junior subordinated notes of any series, undertakes to perform, with respect to junior subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an event of default with respect to junior subordinated notes of any series has occurred and is continuing, will exercise, with respect to junior subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of junior subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The Subordinated Note Indenture Trustee may also serve as Senior Note Indenture Trustee. The Subordinated Note Indenture Trustee may serve as trustee under other indentures pursuant to which securities of the Issuer or certain affiliates of the Issuer are outstanding.

PLAN OF DISTRIBUTION
The Issuer and the Guarantor may sell the debt securities of the Issuer, guaranteed by the Guarantor, and the junior subordinated notes of the Issuer, guaranteed by the Guarantor, in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to the Issuer from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.
If underwriters participate in the sale, such securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
Underwriters and agents may be entitled under agreements entered into with the Issuer and the Guarantor to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, the Issuer or the Guarantor in the ordinary course of business, for which they may receive customary compensation.
Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.
LEGAL MATTERS
The validity of the debt securities of the Issuer, guaranteed by the Guarantor, and the junior subordinated notes of the Issuer, guaranteed by the Guarantor, and certain matters relating to such securities will be passed upon on behalf of the Issuer and the Guarantor by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia. Certain legal matters relating to such securities with respect to the laws of the State of Nevada will be passed upon by Woodburn and Wedge, Reno, Nevada, or other counsel identified in the Prospectus Supplement. Certain legal matters will be passed upon for the underwriters by Hunton Andrews Kurth LLP, New York, New York. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of the Guarantor for some matters.
EXPERTS
The financial statements and the related financial statement schedule of Southern Company Gas, except Southern Natural Gas Company, L.L.C. (Southern Company Gas' investment in which is accounted for by the use of the equity method), as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP as stated in their reports incorporated by reference herein. The financial statements of Southern Natural Gas Company, L.L.C. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 (not separately incorporated by reference herein) have been audited by BDO USA, LLP, as stated in their report incorporated by reference herein. Such financial statements and financial statement schedule of Southern Company Gas and the related reports are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent registered public accounting firms.

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SOUTHERN COMPANY GAS CAPITAL CORPORATION

Series 2023A       % Senior Notes due                   ,

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PROSPECTUS SUPPLEMENT
September    , 2023
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Joint Book-Running Managers

BofA Securities	Citigroup	MUFG	Scotiabank